Exhibit 4.3

EXECUTION COPY

STOCKHOLDERS AGREEMENT

among

SolarWinds.Net, Inc.

and

Certain Stockholders of SolarWinds.Net, Inc.

Dated as of December 13, 2005

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TABLE OF CONTENTS

(continued)

			Page
8.	REMEDIES		22

	8.1.	Generally	22
	8.2.	Deposit	22

9.	LEGENDS		22

	9.1.	Restrictive Legend	22
	9.2.	1933 Act Legends	22
	9.3.	Stop Transfer Instruction	22
	9.4.	Termination of 1933 Act Legend	22

10.	AMENDMENT, TERMINATION, ETC		22

	10.1.	Oral Modifications	22
	10.2.	Written Modifications	22
	10.3.	Effect of Termination	22

11.	DEFINITIONS		22

	11.1.	Certain Matters of Construction	22
	11.2.	Definitions	22

12.	MISCELLANEOUS		22

	12.1.	Authority: Effect	22
	12.2.	Notices	22
	12.3.	Binding Effect, Etc	22
	12.4.	Descriptive Heading	22
	12.5.	Counterparts	22
	12.6.	Severability	22
	12.7.	No Recourse	22
	12.8.	Aggregation of Shares	22
	12.9.	Additional Stockholders	22

13.	GOVERNING LAW		22

	13.1.	Governing Law	22
	13.2.	Consent to Jurisdiction	22
	13.3.	Waiver of Jury Trial	22
	13.4.	Exercise of Rights and Remedies	22

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of December 13, 2005 by and among SolarWinds.Net, Inc., an Oklahoma corporation (together with its successors and permitted assigns, the “Company”), each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Investors”), and such other Persons, if any, that from time to time become party hereto as transferees of Shares pursuant to Section 4.2 or Section 12.9 (collectively, together with the Investors, the “Stockholders”) in accordance with the terms hereof.

RECITALS

1. Pursuant to a Stock Purchase Agreement, dated as of December 13, 2005, as amended (the “Acquisition Agreement”), by and among the Company, the Bain Investors (as defined below), the Insight Investors (as defined below), the GoldenTree Entities (as defined below), Robert Martin and SolarWinds Management, LLC, a Nevada limited liability company, Yonce Management, LLC, a Nevada limited liability company, Donald C. Yonce and David A. Yonce (each, a “Founder,” and collectively, the “Founders”), the Investors have acquired Stock of the Company.

2. Upon the Closing (as defined below), the Common Stock (as defined below) and the Preferred Stock (as defined below) of the Company and all Options (as defined below) will be held as set forth on Schedule I hereto.

3. The parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Closing. This Agreement shall become effective upon the initial purchase of Stock by the Investors in connection with the consummation of the closing under the Acquisition Agreement (the “Closing”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11 hereof.

2. VOTING AGREEMENT.

2.1. Election of Directors.

2.1.1. The Stockholders agree to vote all shares of Common Stock and any other shares of voting securities of the Company now owned or hereafter acquired or controlled by them (collectively, the “Voting Securities”), attend all meetings whether in person or by proxy, and otherwise to use their respective best efforts as stockholders or directors of the Company, to cause and maintain the size of the Board to be eight (8) (except as provided below), and to cause and maintain the election to the Board of:

(i) for so long as the Bain Investors hold at least 25% of the Common Stock (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock and including shares of Common Stock issuable on conversion of the Preferred Stock) held by them immediately following the Closing, two (2) individuals designated by Bain Capital, who shall initially be J. Benjamin Nye and Michael Krupka;

(ii) for so long as the Insight Investors hold at least 25% of the Common Stock (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock and including shares of Common Stock issuable on conversion of the Preferred Stock) held by them immediately following the Closing, two (2) individuals designated by Insight Venture Management, who shall initially be Jeffrey Horing and Michael Triplett;

(iii) for so long as the Founders hold at least 25% of the Common Stock (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock and including shares of Common Stock issuable on conversion of the Preferred Stock) held by them immediately following the Closing, two (2) individuals designated by the Founders, who shall initially be David A. Yonce and Donald C. Yonce;

(iv) the Chief Executive Officer of the Company; and

(v) one individual designated by a majority of the directors designated pursuant to subsections (i) through (iv) of this Section 2.1.1.

2.1.2. No party hereto shall vote to remove any member of the Board designated in accordance with the procedures set forth in Section 2.1.1; provided, however, that if the parties originally designating a director as provided in Section 2.1.1 elect to remove such director, the parties hereto agree to vote to remove such director from the Board.

2.1.3. Any vacancy on the Board created by the resignation, removal, incapacity or death of any director designated under Section 2.1.1 shall be filled by another person designated by the parties originally designating such director, so long as such originally designating parties are entitled to make such designation pursuant to Section 2.1.1.

2.1.4. The Company shall promptly take any and all actions in its power necessary to cause the election, appointment or removal of any person designated to the Board in accordance with this Section 2.1.

2.2. Committees; Subsidiaries.

2.2.1. Each Stockholder shall use all reasonable efforts to cause each director of the Company originally nominated by such Stockholder to take such corporate actions as may be reasonably required to ensure that (i) the Board has at all times a compensation committee and an audit committee, and (ii) at least one director designated pursuant to each of Sections 2.1.1(i) through 2.1.1(iii) of this Agreement shall be appointed to each such committee and to any committee of the Board existing on the date hereof or created in the future.

2.2.2. The Company and each Stockholder shall take, and each Stockholder shall use all reasonable efforts to cause each director of the Company originally nominated by such Stockholder to take, such corporate actions as may be reasonably required to ensure that the composition of the board of directors of all direct and indirect subsidiaries of the Company, including OpCo, is identical to the composition of the Board to the extent practicable, except to the extent that any Stockholder entitled to designate a director pursuant to Section 2.1.1 elects not to designate a director for any such subsidiary.

2.3. Significant Transactions. If a vote of holders of Voting Securities is required under any applicable law or stock exchange regulations in connection with a Change of Control transaction being implemented pursuant to Section 5.2 or is deemed otherwise desirable by the Requisite Drag Along Majority in connection with a transaction being implemented pursuant to Section 5.2, each Stockholder agrees to vote all of such Stockholder’s Voting Securities, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Drag Along Majority may instruct by written notice to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Requisite Drag Along Majority of their rights under Section 5.2. Each Stockholder hereby grants to each member of such Requisite Drag Along Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Stockholder’s Voting Securities in accordance with such Stockholder’s agreements contained in this Section 2.3, which proxy shall be valid and remain in effect until the provisions of this Section 2.3 expire pursuant to Section 2.7.

2.4. Consent to Amendment. Each Stockholder agrees to vote all of such Stockholder’s Voting Securities, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Drag Along Majority may instruct by written notice to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation with respect to the conversion of shares of Preferred Stock into shares of Common Stock. Each Stockholder hereby grants to each member of the Board designated pursuant to Section 2.1.1(i) and Section 2.1.1(ii) an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Stockholder’s Voting Securities in accordance with such Stockholder’s agreements contained in this Section 2.4, which proxy shall be valid and remain in effect until the provisions of this Section 2.4 expire pursuant to Section 2.7.

2.5. The Company. The Company will not to give effect to any action by any holder of Voting Securities or any other Shares or any other Person which is in contravention of this Section 2.

2.6. Bain Investors. Each Bain Investor agrees to (1) vote all of its Voting Securities, whether at any annual or special meeting, by written consent or otherwise, in such manner as the holders of a majority of the Voting Securities held by the Bain Investors vote all of their Voting Securities, and (2) consent or withhold its consent to any amendment, modification, waiver or repeal of any provision of this Agreement as directed by the holders of a majority of the Voting Securities held by the Bain Investors. Each Bain Investor hereby grants to the Bain Investor designated by the holders of a majority of the Voting Securities held by the Bain Investors an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Bain Investor’s Voting Securities in accordance with this Section 2.6, which proxy shall be valid and remain in effect until the provisions of this Section 2.6 expire pursuant to Section 2.7.

2.7. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control, (b) the Initial Public Offering and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed); provided, that Section 2.3 shall expire no later than the expiration of Section 5.2 pursuant to the terms hereof.

3. RIGHT OF PARTICIPATION. Subject to Section 3.3, the Company shall not, and shall not permit any direct or indirect subsidiary of the Company (the Company and each such subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 3.1 or Section 3.2.

3.1. Right of Participation.

3.1.1. Offer. Not fewer than ten business days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Issuer to each holder of Participation Shares (the “Participation Offerees”). The Participation Notice shall include:

(i) the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total Purchase Price Value of Shares outstanding as of immediately prior to giving effect to such Issuance which the Purchase Price Value of Participation Shares held by such Participation Offeree constitutes (the “Participation Portion”), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (v) the proposed manner of disposition, (vi) the name and address of the Person to whom the Subject Securities will be issued (the “Prospective Subscriber”) and (vii) if known, the proposed Issuance date; and

(ii) an offer by the Issuer to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.

3.1.2. Exercise.

(i) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Issuer within eight business days after the date of delivery of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each a “Participating Buyer”). Each Participation Offeree who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such holder’s rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to Section 3. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such Issuance pursuant to this Section 3.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in Section 3.1.1 and in the first sentence of this Section 3.1.2(i) shall be three business days and two business days, respectively.

(ii) Irrevocable Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(iii) Time Limitation. If at the end of the 180th day after the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from such holder’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation

Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such Issuance pursuant to this Section 3.1; provided, however, that in such case of a separate Participation Notice on substantially the same terms and conditions, the applicable period to which reference is made in Section 3.1.1 and in the first sentence of Section 3.1.2(i) shall be three business days and two business days, respectively.

3.1.3. Other Securities. The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

3.1.4. Certain Legal Requirements. In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Issuance or (ii) the provision to any participant in the Sale of any specified information regarding the Company or any of its subsidiaries or the securities that is not otherwise required to be provided for the Issuance, such Participation Offeree shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

3.1.5. Further Assurances. Each Participating Buyer shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 3.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Issuer and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Subscriber will be party.

3.1.6. Expenses. All costs and expenses incurred by the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or the Issuer. The reasonable fees and charges of a single legal counsel for each Investor Group in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be paid by the Company or the

Issuer. Any other costs and expenses incurred by or on behalf of any holder of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) shall be borne by such holder.

3.1.7. Closing. The closing of an Issuance pursuant to Section 3.1 shall take place on (i) the proposed date of Issuance, if any, set forth in the Participation Notice (provided, that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer (provided, that such closing with respect to a Participating Buyer shall not be prior to the date that is ten business days after the Company issues the applicable Participation Notice without the consent of such Participating Buyer) and (iii) at such place as the Issuer shall specify by notice to each Participating Buyer. At the closing of any Issuance under this Section 3.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such holder’s designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

3.2. Post-Issuance Notice. Notwithstanding the requirements of Section 3.1, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 3.1; provided, that the Issuer shall:

(i) provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) prompt notice of such Issuance and (ii) the Participation Notice described in Section 3.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

(ii) offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 3.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 3.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(iii) keep such offer open for a period of ten business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 3.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 3.2 with respect to such Issuance).

3.3. Excluded Transactions. The provisions of this Section 3 shall not apply to any of the following Issuances by the Company or any subsidiary of the Company:

(i) Any Issuance of Stock upon the exercise or conversion of any Stock, Options, Warrants or Convertible Securities outstanding on the date hereof or Issued after the date hereof in compliance with the provisions of this Section 3;

(ii) Any Issuance of shares of Stock, Options, Warrants or Convertible Securities, in each case to the extent approved by the Board, to officers, employees, directors or consultants of the Company or its subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or its subsidiaries;

(iii) Any Issuance of shares of Stock, Options, Warrants or Convertible Securities, in each case to the extent approved by the Board, (i) in any business combination or acquisition transaction involving the Company or any of its subsidiaries, (ii) in connection with any joint venture or strategic partnership or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries;

(iv) Any Issuance of Stock pursuant to a Public Offering;

(v) The Issuance of Shares to the Investors in connection with the Closing; or

(vi) Any Issuance of shares of Stock in connection with any stock split, stock dividend or recapitalization approved by the Board.

3.4. Certain Provisions Applicable to Options, Warrants and Convertible Securities. In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 3.1, if any, shall be reduced, share for share, by the amount of any such increase.

3.5. Acquired Shares. Any Subject Securities constituting Stock acquired by any holder of Participation Shares pursuant to this Section 3 shall be deemed for all purposes hereof to be Shares hereunder.

3.6. Period. Each of the foregoing provisions of this Section 3 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

4. TRANSFER RESTRICTIONS.

4.1. Transfers Allowed. Until the expiration of the provisions of this Section 4, no holder of Shares shall Transfer any of such holder’s Shares to any other Person except as follows:

4.1.1. Permitted Transferees. Subject to Section 4.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Shares may Transfer any or all of such Shares to such holder’s Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement in accordance with Section 4.2 (if not already bound hereby).

4.1.2. Distributions and Charitable Contributions. At or after the closing of the Initial Public Offering, any holder of Shares may Transfer any or all of such Shares (a) in a pro rata Transfer to its partners, members or stockholders or (b) to a Charitable Organization, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6, if applicable). Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

4.1.3. Public Transfers. Any holder of Shares may Transfer any or all of such Shares: (a) in a Public Offering or (b) after the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Section 4.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6, if applicable); provided, that each Investor agrees that, until the earlier of (a) 30 months after the Initial Public Offering or (b) the date on which such Investor or the Investor Group of which such Investor is a member beneficially owns less than 10% of the outstanding Common Stock, it shall use reasonable efforts to notify each other Investor of, and coordinate in good faith the timing and amount of, any such Transfer of Shares pursuant to Rule 144 or a block sale. Shares Transferred pursuant to this Section 4.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement.

4.1.4. Tag Along and Drag Along.

(a) Any holder of Shares may Transfer any or all of such Shares pursuant to Section 5.2, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6, if applicable). Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

(b) A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 5.1 without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 6, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 4.2 (if not already bound hereby).

4.1.5. Other Private Transfers. In addition to any Transfers made in accordance with Sections 4.1.1, 4.1.2, 4.1.3 and 4.1.4, any holder of Shares may Transfer any or all of such Shares subject to compliance with all of the following conditions in respect of each Transfer:

(a) if such Transfer is during the Lock-up Period in respect of such Shares, with the consent of the holders of a majority of the Common Stock on an As Converted Basis;

(b) if such Transfer is after the Lock-up Period in respect of such Shares and before the closing of an Initial Public Offering, in compliance with Section 5.4;

(c) if such Transfer is before the closing of an Initial Public Offering, in compliance with Sections 4.2 and 5.1;

(d) in compliance with Section 4.3; and

(e) if applicable, in compliance with Section 6.

Except as required by Section 4.1.5(c), any Shares so Transferred to a Person other than a Stockholder or a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement.

4.2. Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 4.1.1, 4.1.4(b) or 4.1.5(c) shall become a Stockholder party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers such Shares to such transferee; provided, that only a Permitted Transferee of an Investor will be deemed to be an “Investor” for purposes of this Agreement. Prior to the initial Transfer of any Shares to any transferee pursuant to Section 4.1.1, 4.1.4(b) or 4.1.5(c), and as a condition thereto, each holder of Shares effecting such Transfer shall (i) cause such transferee to deliver to the Company and each of the Investors (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement. To the extent a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof shall cease to control such transferee, (i) such change of control shall be deemed to be a Transfer of the Shares held by such transferee subject to the Transfer restrictions contained or referenced in this Section 4 and (ii) to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such transferee in such deemed Transfer for purposes of the provisions of Sections 4 and 5 shall be made by the Board in good faith.

4.3. Restrictions on Transfers to Strategic Investors. In addition to any other provision of this Agreement, no holder of Shares shall Transfer any Shares pursuant to Sections 4.1.1, 4.1.3 or 4.1.5 of this Agreement to a Strategic Investor without the approval of the holders of a majority of the Common Stock on an As Converted Basis. If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Section 4.1.1, 4.1.3 or 4.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as the Tag Along Notice, if any, delivered pursuant to Section 5.1 or the Sale Notice, if any, delivered pursuant to Section 5.4, in each case so long as such notice includes all of the information required by the next sentence) to the Company and each other Investor at least ten business days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (i) the number and class of the Shares to be Transferred, (ii) the per share purchase price or the formula by which such price is to be determined and (iii) the name and address of the Prospective Buyer. If the Prospective Buyer (or an Affiliate thereof) has previously been determined by the holders of a majority of the Common Stock on an As Converted Basis to be a Strategic Investor, or is presumed to be a Strategic Investor pursuant to the definition thereof, and such determination or presumption has not been reversed by written notice to all holders of Shares, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of the holders of a majority of the Common Stock on an As Converted Basis. If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by the holders of a majority of the Common Stock on an As Converted Basis to be a Strategic Investor, or is not presumed to be a Strategic Investor pursuant to the definition thereof, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within eight business days after the date of delivery of the notice required by the second preceding sentence, the holders of a majority of the Common Stock on an As Converted Basis deliver written notice to the Prospective Selling Stockholder that such Prospective Buyer has been designated a Strategic Investor. If, within such time period, a notice designating such Prospective Buyer a Strategic Investor is delivered, then the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer. In the event any proposed Transfer to a Strategic Investor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers. Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 4.3 shall not apply to any Transfers (i) to the Company or any of its subsidiaries, (ii) to any Investor, (iii) to any Affiliated Fund of any Investor, (iv) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144); or (v) pursuant to an underwritten Public Offering or, following the Initial Public Offering, pursuant to Rule 144 directly to a “market maker” (as defined in Rule 144) or pursuant to a block sale to a financial institution in the ordinary course of its trading business, in each case of this clause (v) in which, to the knowledge of the Prospective Selling Stockholder (after reasonable due inquiry), the underwriter(s), market maker(s) or block sale purchaser(s) are not acquiring such Shares for the intended purpose of reselling such Shares to any Person that, after giving effect to such resale, would own, directly or indirectly, more than five percent (5%) of then outstanding shares of the applicable class of Shares.

4.4. Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

4.5. Notice of Transfer. To the extent any Stockholder or Permitted Transferee shall Transfer any Shares pursuant to Section 4.1.1 or 4.1.5, such Stockholder or Permitted Transferee shall, within three business days following consummation of such Transfer, deliver notice thereof to the Company and each Investor.

4.6. Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including, without limitation, any restrictions on transfer contained in a restricted stock agreement, stock option agreement or stock subscription agreement.

4.7. Period. Each of the foregoing provisions of this Section 4 shall expire upon a Change of Control.

5. “TAG ALONG” AND “DRAG ALONG” RIGHTS AND RIGHT OF FIRST OFFER.

5.1. Tag Along. Subject to prior compliance with Section 5.4, if applicable, if any Prospective Selling Stockholder proposes to Sell any Shares to any Prospective Buyer(s) (including a First Offer Purchaser pursuant to Section 5.4) prior to the Initial Public Offering in a Transfer that is subject to Section 4.1.5:

5.1.1. Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to each of the other holders of Shares (each, a “Tag Along Holder”). The Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Vested Shares of each such class held by the Prospective Selling Stockholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) the proposed Transfer date; and

(b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Vested Shares of the same class or classes being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Vested Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 5.3.4 in the case of Options, Warrants and Convertible Securities and subject to Section 5.3.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this Section 5.1, the Common Stock will be treated as a single class and, subject to Section 5.3.4, all Options and Warrants will be treated as the same class of Shares for which they may be exercised.

5.1.2. Exercise. Within five (ten, if the proposed Transfer is not also the subject of a currently effective Sale Notice under Section 5.4) business days after the date of delivery of the Tag Along Notice (such date the “Tag Along Deadline”), each Tag Along Holder desiring to make an offer to include Vested Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Vested Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 5.1.1(b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such holder’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 5.1.

5.1.3. Irrevocable Offer. The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 5.3.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Vested Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Stockholder and upon such withdrawal shall be released from such holder’s obligations thereunder.

5.1.4. Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Vested Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Vested Shares in the proposed Sale, the number of Vested Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Tag Along Seller a number of Vested Shares equal to the lesser of (A) the number of Vested Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 5.1, and (B) a number of Vested Shares equal to such Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Prospective Selling Stockholder, or in such other manner as the Prospective Selling Stockholder may otherwise agree (it being understood that no Tag Along Seller will be obligated to sell more Vested Shares than it offered to sell in the proposed Sale).

5.1.5. Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 5.1; provided, however, that in the case of such a separate Tag Along Notice, the period to which reference is made in Section 5.1.2 shall be three business days. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of: (i) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 5.4, such Sale Notice, and (ii) otherwise, the Tag Along Notice, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 5.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 5.

5.2. Drag Along. Each holder of Shares hereby agrees, if requested by the Requisite Drag Along Majority at any time prior to an Initial Public Offering, to Sell the same percentage (the “Drag Along Sale Percentage”) of each class of such Shares that is proposed to be sold by the Prospective Selling Stockholders to a Prospective Buyer in a Change of Control, in the manner and on the terms set forth in this Section 5.2; provided, however, that this Section 5.2 shall not apply to a Change of Control if such Prospective Buyer is a member of an Investor Group or an Affiliate of any such member. For purposes of this Section 5.2, subject to Section 5.3.4, all Options and Warrants will be the same class of Shares for which they may be exercised. All Shares to be sold pursuant to this Section 5.2 shall be included in determining whether or not a proposed transaction constitutes a Change of Control

5.2.1. Exercise. The Prospective Selling Stockholders shall furnish a written notice (the “Drag Along Notice”) to each other holder of Shares at least ten business days prior to the consummation of the Change of Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (ii) the Drag Along Sale Percentage for each class, (iii) the per share consideration to be received in the proposed Sale for each class, (iv) the name and address of the Prospective Buyer and (v) if known, the proposed Transfer date. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Shares (each, a “Participating Seller,” and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such holder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 5.3.4 in the case of Options, Warrants and Convertible Securities) as the Prospective Selling Stockholders shall Sell each Share in the Sale (subject to Section 5.3.4 in the case of Options, Warrants and Convertible Securities and subject to Section 5.3.1 under all circumstances); and (ii) except as provided in Section 5.3.1, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable). Except as provided in Section 5.3.1, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received (other than with respect to any roll-over option given to any or all members of Senior Management), all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 180th day after the date of delivery of the Drag Along Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 5.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 5.2. The right of a holder of Unvested Shares to receive consideration for such Unvested Shares pursuant to this Section 5.2 shall be subject to the vesting and other terms of such Unvested Shares.

5.3. Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 5.1, 5.2 or 5.4 applies:

5.3.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 5.1 or Section 5.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholders) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall (i) in the case of a Sale pursuant to Section 5.1, have the right, but not the obligation, and (ii) in the case of a Sale pursuant to Section 5.2, have the obligation to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 5.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

5.3.2. Further Assurances. Each Participating Seller and First Offer Purchaser shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 5.1, Section 5.2 or Section 5.4 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholders) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (on a pro rata basis) as the Prospective Selling Stockholders), and (b) in the case of a Sale pursuant to Section 5.1 or Section 5.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

5.3.3. Sale Process. The Requisite Drag Along Majority, in the case of a proposed Sale pursuant to Section 5.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 5.1 shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Section 5.

5.3.4. Treatment of Options, Warrants and Convertible Securities. If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 5, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

5.3.5. Expenses. All reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in connection with any proposed Sale pursuant to Section 5.1, 5.2 or 5.4 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. The reasonable fees and expenses of a single legal counsel for each Investor Group representing any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 5 (whether or not consummated) shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 5 (whether or not consummated) shall be borne by such Participating Seller(s).

5.3.6. Closing. The closing of a Sale to which Section 5.1, 5.2 or 5.4 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (ii) if no proposed Transfer date was required to be specified in the Drag Along Notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (iii) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller in the case of a Sale to which Section 4.2 applies. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

5.4. Right of First Offer. If any Prospective Selling Stockholder proposes to Sell any Shares after the Lock-up Period in respect of such Shares and before the closing of an Initial Public Offering in a Transfer (including to another Stockholder or the Company or any of its subsidiaries) that is subject to Section 4.1.5:

5.4.1. Notice. The Prospective Selling Stockholder shall furnish a written notice of such proposed Sale (a “Sale Notice”) to the Company and each Investor Group (each, a “First Offer Holder”) prior to any such proposed Transfer. The Sale Notice shall include:

(a)(i) the number and class or classes of Shares proposed to be sold by the Prospective Selling Stockholder (the “Subject Shares”), (ii) the per share purchase price or the formula by which such price is to be determined and (iii) the proposed Transfer date, if known; and

(b) an invitation to the Company to make an offer to purchase any number of the Subject Shares at such price, and an invitation to each First Offer Holder to make an offer to purchase (subject to Section 5.4.6 below) any Subject Shares that the Company elects not to purchase.

5.4.2. Exercise.

(a) Within ten business days after the date of delivery of the Sale Notice (the “Company Offer Deadline”), the Company may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the “Company Offer Notice”) to the Prospective Selling Stockholder and each First Offer Holder of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder. In the event that the Company has not elected to purchase all of the Subject Shares, within ten business days after the date of delivery of the Company Offer Notice (the “First Offer Deadline”), each First Offer Holder may make an offer to purchase any number of the remaining Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the “First Offer Notice”) of such offer specifying a number of remaining Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a “First Offer Purchaser”). The receipt of consideration by any Prospective Selling Stockholder selling Shares in payment for the transfer of such Shares pursuant to this Section 5.4.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that: (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 5.4.2; and (iii) such Shares are free and clear of any and all liens or encumbrances.

(b) Each Person not furnishing a First Offer Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Person’s rights to purchase such Shares under this Section 5.4.2 and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the Company, the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such Person pursuant to this Section 5.4.

5.4.3. Irrevocable Offer. The offer of the Company contained in the Company Offer Notice and the offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 5.4.6 below, to the extent such offer is accepted, the Company and/or such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in the Company Offer Notice or such First Offer Purchaser’s First Offer Notice, as applicable.

5.4.4. Acceptance of Offers. Within five business days after the First Offer Deadline, the Prospective Selling Stockholder shall inform the Company, if applicable, and each First Offer Purchaser, by written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Stockholder will accept all (but not less than all) offers of the Company and/or the First Offer Purchasers. In the event the Prospective Selling Stockholder fails to furnish the Acceptance Notice within the specified time period, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the Company and/or the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the Company and/or the First Offer Purchasers, each of the Company and/or each First Offer Purchaser shall be released from its obligations under its irrevocable offer. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder’s discretion under Section 5.3.3 to determine whether or not to consummate any Sale.

5.4.5. Additional Compliance. If at the end of the 180th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder, the Company, if applicable, and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of the Company or any First Offer Purchaser to perform its obligations under this Section 5.4), each of the Company and/or each First Offer Purchaser shall be released from its obligations under its irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 5.4 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the period to which reference is made in Section 5.4.2(a) shall be three business days.

5.4.6. Determination of the Number of Subject Shares to be Sold.

(a) In the event that the number of Shares offered to be purchased by the Company and the First Offer Purchasers is less than the number of Subject Shares, (i) the Prospective Selling Stockholder may accept the offers of the Company and the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice rather than Sell the Subject Shares to the Company and the First Offer Purchasers. Such sales, if any, to Prospective Buyer(s) other than the Company and the First Offer Purchasers in accordance with clause (a) above shall be consummated together with the sale to the Company and the First Offer Purchasers.

(b) In the event that the Prospective Selling Stockholder has accepted the offers of the First Offer Purchasers and the aggregate number of Subject Shares offered to be purchased by (and to be sold to) the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares then available for purchase, the Subject Shares shall be sold to the First Offer Purchasers as follows:

(i) there shall be first allocated to each First Offer Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Offer Purchaser pursuant such holder’s First Offer Notice, and (B) a number of Shares of such class equal to such First Offer Purchaser’s Pro Rata Portion; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

In the event any holders of Shares exercise such holders’ rights under Section 5.1 to sell Shares in connection with a Sale to the Company and/or First Offer Purchasers pursuant to this Section 5.4, such Shares (as the case may be, reduced in accordance with Section 5.1.5) shall be deemed to be Subject Shares for purposes of this Section 5.4 and shall be allocated among the First Offer Purchasers in accordance with this Section 5.4.6.

5.5. Period. The provisions of this Section 5 shall expire as to any Share on the earlier of (a) a Change of Control or (b) the Initial Public Offering.

6. HOLDER LOCK-UP.

In connection with each underwritten Public Offering each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to by the holders of a majority of the Common Stock on an As Converted Basis with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Stockholder shall be required by this Section 6 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement; provided, further, that after the closing of the Initial Public Offering, no Stockholder shall be required by this Section 6 to be bound by a lock-up agreement unless Investors holding a majority of Shares held by all Investors agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (a) open market transactions or block purchases after the completion of the Initial Public Offering or (b) a Public Offering, (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement, (iii) conversions of shares of Stock into other classes of Stock without change of holder and (iv) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization in accordance with the terms of this Agreement.

7. COVENANTS.

7.1. Information Rights.

7.1.1. Historical Financial Information. The Company will furnish each Investor holding Shares representing a Total Investment of at least fifteen million dollars ($15,000,000), the following:

(i) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby;

(ii) as soon as available, and in any event within 60 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail; and

(iii) such other information made available to the Board as is reasonably requested by such Investor.

7.1.2. Period. Each of the foregoing provisions of this Section 7.1 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

7.2. Confidentiality. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.2 by such Investor or its Affiliates), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party (other than an Affiliate of such Investor) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Investor; provided, however, that an Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 7.2, (c) to any Affiliate, partner or member of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure; and provided, further, however, that the acts and omissions of any Person to whom such Investor may disclose confidential information pursuant to clauses (a) through (c) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 7.2. Each of the parties hereto acknowledge that the Investors may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Section 7.2 shall preclude or in any way restrict the Investors or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company.

7.3. Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 7.3 shall survive any termination of this Agreement.

7.4. Post-IPO Board Nomination. From the date on which the Company consummates an Initial Public Offering, the Company will nominate and use its best efforts to have (i) two individuals designated by any Investor or Investor Group entitled to designate any directors pursuant to Sections 2.1.1(i) through 2.1.1(iii) and reasonably acceptable to the Company elected to the Board, for as long as such Investor or Investor Group owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the outstanding Shares (on an as-converted to Common Stock basis), and (ii) one individual designated by each such Investor or Investor Group entitled to designate any directors pursuant to Sections 2.1.1(i) through 2.1.1(iii) and reasonably acceptable to the Company elected to the Board for so long as such Investor or Investor Group owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) of the outstanding Shares (on an as-converted to Common Stock basis).

8. REMEDIES.

8.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.2. Deposit. Without limiting the generality of Section 8.1, if any holder of Shares fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 5, such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser) to such holder.

9. LEGENDS.

9.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

9.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

9.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

9.4. Termination of 1933 Act Legend. The requirement imposed by Section 9.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company without expense, new certificates not bearing the legend set forth in Section 9.2 hereof.

10. AMENDMENT, TERMINATION, ETC.

10.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

10.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Requisite Stockholder Majority; provided, however, that the rights of any Investor or Investor Group to designate any directors to serve on the Board pursuant to Section 2.2 and to have a designated director on each committee of the Board may not be amended, modified, extended, terminated or waived without the prior written consent of such designating Investor or Investor Group. Each such amendment, modification, extension, termination or waiver (an “Amendment”) shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 10.2, any Amendment to the definitions used in such Section shall also require the specified consent.

10.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11. DEFINITIONS. For purposes of this Agreement:

11.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:

(a) The words “hereof, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

11.2. Definitions. The following terms shall have the following meanings:

“Acceptance Notice” shall have the meaning set forth in Section 5.4.4.

“Acquisition Agreement” shall have the meaning set forth in the Recitals.

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 10.2.

“As-Converted Basis” shall mean, for the purpose of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) the number of shares of Common Stock actually issued and outstanding at the time of such determination, and (b) the number of shares of Common Stock that is then issuable upon the exercise or conversion of all outstanding Preferred Stock.

“Bain Capital” shall mean Bain Capital Venture Integral Investors, LLC.

“Bain Investors” shall mean, as of any date, Bain Capital, BCV Co-Invest SW, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company, and any securities into which such Common Stock is hereafter exchanged or converted, whether by means of a recapitalization, exchange, merger, consolidation, reorganization or otherwise, whether or not the Company is the survivor of any such action.

“Company” shall have the meaning set forth in the Preamble, and any successor entity by merger, consolidation, liquidation, recapitalization or share exchange.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Drag Along Notice” shall have the meaning set forth in Section 5.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 5.2.

“Drag Along Sellers” shall have the meaning set forth in Section 5.2.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 8.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse, parent, sibling (by birth or adoption) or descendant of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

“First Offer Deadline” shall have the meaning set forth in Section 5.4.2(a).

“First Offer Holder” shall have the meaning set forth in Section 5.4.1.

“First Offer Notice” shall have the meaning set forth in Section 5.4.2(a).

“First Offer Purchaser” shall have the meaning set forth in Section 5.4.2(a).

“Founders” shall have the meaning set forth in the Recitals.

“GoldenTree Entities” shall mean GoldenTree High Yield Value Master Fund, LP, GoldenTree Capital Opportunities, LP, GoldenTree Capital Solutions Fund Financing, GoldenTree Capital Solutions Offshore Fund Financing, GoldenTree Multistrategy Financing, Ltd., GoldenTree Credit Opportunities Financing I, Ltd., GoldenTree Credit Opportunities Financing II, Ltd., GoldenTree High Yield Master Fund, Ltd., GoldenTree High Yield Master Fund II, Ltd. and Safety National Casualty Corporation.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-l (or any successor form under the Securities Act).

“Insight Venture Management” shall mean Insight Venture Management, LLC.

“Insight Investors” shall mean, as of any date, Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P., Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners V Co-investment Fund, L.P., Insight Venture Partners PV, L.P., Insight Venture Partners IV (Fund B), L.P., Insight Venture Partners (Cayman) IV, L.P., Insight Venture Partners IV (Co-Investors), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Investor Group” shall mean any one of (a) the Bain Investors, collectively, and (b) the Insight Investors, collectively, and (c) the Yonce Group, collectively.

“Investors” shall have the meaning set forth in the Preamble.

“Lock-up Period” shall mean the period commencing from the effective date hereof and continuing through the earlier to occur of (a) the five year anniversary of the date of the Closing and (b) the closing of the Initial Public Offering.

“Majority in Interest” shall mean, (a) with respect to a set of Shares of a single class, a majority of such Shares and (b) with respect to a set of Shares of more than one class, a majority in aggregate Purchase Price Value of such Shares.

“OpCo” shall mean SolarWinds.Net, LLC.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Securities” shall have the meaning set forth in Section 3.1.3.

“Participating Buyer” shall have the meaning set forth in Section 3.1.2(i).

“Participation Notice” shall have the meaning set forth in Section 3.1.1.

“Participation Offerees” shall have the meaning set forth in Section 3.1.1.

“Participation Portion” shall have the meaning set forth in Section 3.1.1.

“Participating Seller” shall have the meaning set forth in Sections 5.1.2 and 5.2.1, as applicable.

“Participation Shares” shall mean all Shares held by any Bain Investor, any Insight Investor and any Founder.

“Permitted Transferee” shall mean, in respect of any Investor, any Affiliated Fund of such Investor, and, in respect of any Investor and/or Founder who is a natural Person, any Family Member of such Investor and/or Founder, in each case to the extent such Person agrees to be bound by the terms of this Agreement in accordance with Section 4.2. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean the Participating Preferred Stock, par value $0.001 per share, of the Company.

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options which are the subject of an Issuance pursuant to Section 2 hereof.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 6.

“Pro Rata Portion” shall mean:

(a) for purposes of Section 5.1.4, with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Vested Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Vested Shares of the applicable class held by all Tag Along Sellers; and

(b) for purposes of Section 5.4.6, with respect to each First Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares of the applicable class multiplied by a fraction., the numerator of which is the aggregate number of Shares of the applicable class held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held by all First Offer Purchasers.

“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares from a Prospective Selling Stockholder.

“Prospective Selling Stockholder” shall mean:

(a) for purposes of Section 4.3, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer;

(b) for purposes of Section 5.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 5.4;

(c) for purposes of Section 5.2, any Stockholder forming part of the acting Requisite Drag Along Majority that has elected to exercise the drag along right provided by such Section; and

(d) for purposes of Section 5.4, any Stockholder that proposes to Transfer any Shares in a transaction that is subject to such Section.

“Prospective Subscriber” shall have the meaning set forth in Section 3.1.1.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Price Value” shall mean: (a) $8.0556, in the case of a share of Common Stock, and (b) $8.0556, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

“Related Stockholder” shall have the meaning set forth in Section 4.1.3.

“Requisite Drag Along Majority” shall mean the holders of a majority of the outstanding shares of Common Stock on an As Converted Basis, except that the Requisite Drag Along Majority shall mean the Requisite Stockholder Majority in connection with a proposed Change of Control pursuant to Section 5.2 prior to December 13, 2007 in which the per share consideration to be received for any class of Shares to be acquired by a Prospective Buyer is less than three times the per share price paid by the Investors for such Shares at the Closing (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting such Shares).

“Requisite Stockholder Majority” shall mean, at any time, all of the groups listed below (and in each case for each group only so long as that group holds at least the Requisite Threshold):

(a) the holders of a majority of the Common Stock on an As Converted Basis held by the Bain Investors; and

(b) the holders of a majority of the Common Stock on an As Converted Basis held by the Insight Investors; and

(c) the holders of a majority of the Common Stock on an As Converted Basis held by the Yonce Group.

“Requisite Threshold” shall mean, with respect to any Investor Group, 25% of the Common Stock on an As Converted Basis (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock) issued to such Investor Group at the Closing.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Sale Notice” shall have the meaning set forth in Section 5.4.1.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Senior Management” shall mean the Company’s Chairman, Chief Executive Officer, Chief Financial Officer and those employees that report directly to the Chief Executive Officer.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Specified Holder” shall have the meaning set forth in Section 4.1.3.

“Stock” shall mean the Common Stock and the Preferred Stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“Strategic Investor” shall mean, with respect to any proposed Transfer, any (a) Person that is determined by the holders of a majority of the Common Stock on an As Converted Basis to be a competitor of the Company or any of its subsidiaries in any material respect or a potential strategic investor in the Company or any of its subsidiaries, and (b) any Affiliate of any such Person specified in clause (a). For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, substantial operations in the network management software industry shall be presumed to be a Strategic Investor unless the holders of a majority of the Common Stock on an As Converted Basis otherwise determine.

“Subject Securities” shall have the meaning set forth in Section 3.

“Subject Shares” shall have the meaning set forth in Section 5.4.

“Tag Along Deadline” shall have the meaning set forth in Section 5.1.2.

“Tag Along Holder” shall have the meaning set forth in Section 5.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 5.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 5.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 5.1.1.

“Tag Along Sellers” shall have the meaning set forth in Section 5.1.2.

“Total Investment” shall mean at any time, with respect to a set of Shares, the aggregate Purchase Price Value of such Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Unvested Shares” shall mean, at any time, Shares that remain subject to vesting requirements at such time.

“Vested Shares” shall mean, at any time, Shares that are fully vested at such time.

“Voting Securities” shall have the meaning set forth in Section 2.1.1.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Yonce Group” shall mean Donald C. Yonce, David A. Yonce, their Affiliates, and any trust maintained for the benefit of any of the foregoing.

12. MISCELLANEOUS.

12.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

12.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company to it:

c/o SolarWinds.Net, Inc.

8221 East 63rd Place

Tulsa, Oklahoma 74133

Attention: Donald C. Yonce

with copies to:

Morrel, West, Saffa, Craige & Hicks, Inc.

3501 South Yale Avenue

Tulsa, OK 74135

Telephone No.: (918) 664-0800

Facsimile No.: (918) 663-1383

Attention: Reece B. Morrel, Esq.

If to a Bain Investor, to it:

c/o Bain Capital,

LLC 111 Huntingdon Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: Benjamin Nye

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02210

Facsimile: (617) 951-7050

Attention: Peter H. Dodson, Esq.

If to an Insight Investor, to it:

c/o Insight Venture Management, LLC

680 Fifth Avenue

New York, New York 10019

Facsimile: (212) 230-9272

Attention: Blair Flicker, Esq.

with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Facsimile: (212) 728-8111

Attention: Gordon R. Caplan, Esq.

If to a Founder, to it:

Donald C. Yonce

6206 East 105th Street

Tulsa, Oklahoma 74137

with copies to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas TX 75201-6950

Facsimile: (214) 746-7777

Attention: Mary R. Korby, Esq.

and to:

Morrel, West, Saffa, Craige & Hicks, Inc.

3501 South Yale Avenue

Tulsa, OK 74135

Telephone No.: (918) 664-0800

Facsimile No.: (918) 663-1383

Attention: Reece B. Morrel, Esq.

If to a Stockholder, to it at the address set forth in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (c) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.3. Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

12.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5. Counterparts. This Agreement maybe executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

12.8. Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under Section 3 and Section 5. Within any Investor Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

12.9. Additional Stockholders. Unless otherwise directed by the holders of a majority of the Common Stock on an As Converted Basis, and except as expressly set forth herein, the Company shall require any Person who acquires any shares of capital stock of the Company and any employee who receives restricted stock or other stock-based awards or exercises any stock options to become a party to this Agreement as a Stockholder by executing and delivering a counterpart of this Agreement.

13. GOVERNING LAW.

13.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York.

13.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.2 hereof is reasonably calculated to give actual notice.

13.3. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS

CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

BAIN ENTITIES:

BAIN CAPITAL VENTURE INTEGRAL INVESTORS, LLC

By:	Bain Capital Venture Investors, LLC, as Administrative Member

	By:	/S/ J. BENJAMIN NYE
	Name:	J. Benjamin Nye
	Title:	Authorized Person
BCV COINVEST SW, LP

	By:	/S/ J. BENJAMIN NYE
	Name:	J. Benjamin Nye
	Title:	Attorney-in-Fact

INSIGHT ENTITIES:

INSIGHT VENTURE PARTNERS IV, L.P.

By:	Insight Venture Associates IV, L.L.C., its General Partner

	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
By:	Insight Venture Associates IV, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
By:	Insight Venture Associates IV, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
By:	Insight Venture Associates IV, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS V, L.P.
By:	Insight Venture Associates V, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.
By:	Insight Venture Associates V, L.L.C.,
its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS V
(EMPLOYEE CO-INVESTORS), L.P.
By:	Insight Venture Associates V, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:
INSIGHT VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	Insight Venture Associates V, L.L.C., its General Partner
	By:	/S/ MICHAEL TRIPLETT
Name:
Title:

GOLDENTREE ENTITIES:
GOLDENTREE HIGH YIELD VALUE MASTER FUND, LP
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE MULTISTRATEGY FINANCING, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:

GOLDENTREE CREDIT OPPORTUNITIES
FINANCING I, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE CREDIT OPPORTUNITIES FINANCING II, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE HIGH YIELD MASTER FUND, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:
GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:

SAFETY NATIONAL CASUALTY CORPORATION
By:	GoldenTree Asset Management, LP
	By:	/S/ JONATHAN EZROW
Name:
Title:

ROBERT MARTIN:
/S/ BOB L. MARTIN
Robert Martin
COMPANY:
SOLARWINDS.NET, INC.
By:	/S/ DAVID A. YONCE
Name:	David A. Yonce
Title:	President
SELLING STOCKHOLDERS:
SOLARWINDS MANAGEMENT, LLC
By:	/S/ DON YONCE
Name:	Donald C. Yonce
Title:	Sole Member
YONCE MANAGEMENT, LLC
By:	/S/ DAVID A. YONCE
Name:	David A. Yonce
Title:	Sole Member

Schedule I

Holdings of Shares

Stockholder	Common Stock	Preferred Stock	Common Stock Options
Bain Capital Venture Integral Investors, LLC	2,337,934	2,337,934

BCV Coinvest SW, LP	558,618	558,618

Insight Venture Partners V, LP	1,071,258	1,071,258

Insight Venture Partners (Cayman) V, LP	324,361	324,361

Insight Venture Partners V (Employee Co-Investors), LP	62,994	62,994

Insight Venture Partners V Coinvestment Fund, LP	1,086,201	1,086,201

Insight Venture Partners IV, LP	278,081	278,081

Insight Venture Partners IV (Fund B), LP	2,210	2,210

Insight Venture Partners (Cayman) IV, LP	37,177	37,177

Insight Venture Partners IV (Co-Investors), LP	34,270	34,270

SolarWinds Management, LLC	2,606,896	2,606,896

Yonce Management, LLC	289,656	289,656

Robert Martin	62,069	62,069

GoldenTree High Yield Value Master Fund, LP	11,255	11,255

GoldenTree Credit Opportunities Financing I, Ltd.	37,541	37,541

GoldenTree Credit Opportunities Financing II, Ltd.	6,864	6,864

GoldenTree MultiStrategy Financing, Ltd.	13,738	13,738

GoldenTree Capital Solutions Fund Financing	35,721	35,721

GoldenTree Capital Solutions Offshore Fund Financing	46,817	46,817

GoldenTree High Yield Master Fund, Ltd.	58,400	58,400

GoldenTree High Yield Master Fund II, Ltd.	37,083	37,083

Safety National Casual Corporation	857	857

JOINDER AGREEMENT TO

STOCKHOLDERS AGREEMENT

OF SOLARWINDS.NET, INC.

In connection with the consummation of the transactions pursuant to that certain Stock Purchase Agreement dated as of December 20, 2006 by and among Austin Ventures IX, L.P., the Selling Stockholders (as defined therein) and SolarWinds.Net, Inc., an Oklahoma corporation (the “Company”), Austin Ventures IX, L.P. hereby executes and delivers that certain Stockholders Agreement dated on or about December 14, 2005 (the “Stockholders Agreement”) and becomes a party thereto as a Stockholder (as defined in the Stockholders Agreement). Austin Ventures IX, L.P. acknowledges and agrees that it shall be bound by the restrictions (including, without limitation, the transfer restrictions and voting restrictions) and entitled to the benefits of a “Stockholder” under the Stockholders Agreement.

Austin Ventures IX, L.P.

By:	AV Partners IX, L.P.,
its General Partner

By:	/S/ KENNETH P. DEANGELIS

Name:	Kenneth P. DeAngelis

Title:	General Partner

Dated:	11/20/06

Agreed and acknowledged:

SolarWinds.Net, Inc.

By:	/S/ KEVIN THOMPSON
Kevin Thompson,
Chief Financial Officer

EXHIBIT A

COUNTERPART SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

Pursuant to Section 12.9 of that certain Stockholders Agreement dated as of December 13, 2005, as amended from time to time, by and among SolarWinds.Net Inc. (the “Company”) and certain stockholders of the Company (the “Stockholders Agreement”), each person or entity who acquires any shares of capital stock of the Company, shall, as a condition to the purchase of such shares, execute a counterpart signature page to the Stockholders Agreement. The undersigned is, on the date hereof, acquiring shares of capital stock of the Company, and hereby agrees to be a party to and be bound as an “Investor” under the Stockholders Agreement, and hereby authorizes this signature page to be attached as a counterpart signature page to the Stockholders Agreement.

Dated: February 28, 2007

DONALD YONCE 2007 TRUST

By:	/S/ DON YONCE
Donald Yonce, Sole Member

Address:
____________________ ____________________

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This Amendment No. 1 to Stockholders Agreement (this “Amendment”) is made as of March 13, 2008 by and among SolarWinds, Inc., a Delaware corporation (the “Company”), each Person listed as an Investor on the signature pages to that certain Stockholders Agreement dated as of December 13, 2005 (the “Stockholders Agreement”), and such other Persons, if any, that from time to time become party to the Stockholders Agreement as transferees of Shares pursuant to Section 4.2 or Section 12.9 of the Stockholders Agreement (collectively, together with the Investors, the “Stockholders”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Stockholders Agreement.

RECITALS:

WHEREAS: The Company and the Stockholders are parties to the Stockholders Agreement;

WHEREAS: Sections 4 and 6 of the Stockholders Agreement impose certain transfer restrictions on the shares of stock in the Company held by the Stockholders, Section 7.4 of the Stockholders Agreement imposes certain obligations on the Company to use its best efforts to maintain a board of directors composed in part of individuals designated by any Investor or Investor Group (each term as defined in the Stockholders Agreement) following the completion of a Public Offering, Section 8.2 sets forth certain rights of a purchaser of shares of the Company in accordance with Section 5 thereof and Section 12.9 of the Stockholders Agreement requires any acquirer of Company stock to become a party to the Stockholders Agreement;

WHEREAS: In connection with the Company’s proposed initial public offering and sale of the Company’s common stock pursuant to an effective registration statement under the Securities Act of 1933 (the “Public Offering”), the Company and the Stockholders desire to amend Sections 4, 6, 7.4, 8.2 and 12.9 of the Stockholders Agreement effective upon the closing of the Company’s Public Offering; and

WHEREAS: Pursuant to Section 10.2 thereof, the Stockholders Agreement may only be amended by an agreement in writing signed by the Company and the Requisite Stockholder Majority.

AGREEMENT:

NOW, THEREFORE: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

a. Sections 4, 6, 8.2 and 12.9 of the Stockholders Agreement are hereby deleted in their entirety effective upon the completion of the Public Offering.

b. Effective upon the completion of the Public Offering, Section 7.4 of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as follows:

“Post-IPO Board Nomination. From the date on which the Company consummates an Initial Public Offering until the date of the first regularly-scheduled annual meeting of the stockholders of the Company following the consummation of the Initial Public Offering (the “First Annual Stockholders Meeting”), the Company will nominate and use its best efforts to have one individual designated by any Investor Group entitled to designate any directors pursuant to Section 2.1.1(i) through (iii) and reasonably acceptable to the Company elected to the Board, for so long as such Investor or Investor Group owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) of the Shares (on an as-converted to Common Stock basis) of the Company outstanding at such time; provided that the Company will have no obligations pursuant to this Section 7.4 to the extent that at the time of the Measurement Date (as defined below) the average closing price for a share of Common Stock of the Company on the New York Stock Exchange (as reported by the Wall Street Journal, or if not reported thereby, as reported by another authoritative source) equals or exceeds $10.68 (as adjusted for stock splits, stock dividends, recapitalizations or other similar transactions) as calculated based on the closing prices of such shares of Common Stock on each of the (10) consecutive trading days ending on and including the Measurement Date.” “Measurement Date” shall mean the date that is 60 days prior to the earlier of (i) the First Annual Stockholders Meeting and (ii) the proposed date of the First Annual Stockholders Meeting specified in the first definitive final proxy statement filed with the SEC in connection with the First Annual Stockholders Meeting.

2. Miscellaneous. Except as set forth herein, the Stockholders Agreement shall continue in full force and effect. All terms and provisions of this Amendment shall be binding on, and shall inure to the benefit of, the respective legal successors and permitted assigns of the parties. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above to be effective upon the completion of the Public Offering.

COMPANY:

SOLARWINDS, INC.

By:	/s/ MICHAEL S. BENNETT
Michael S. Bennett
President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

AUSTIN VENTURES IX, LP

By:	AV Partners IX, L.P.,
its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	General Partner

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

BAIN CAPITAL VENTURE INTEGRAL INVESTORS, LLC

By:	Bain Capital Venture Investors, LLC,
as Administrative Member

By:	/s/ J. BENJAMIN NYE
Name:	J. Benjamin Nye
Title:	Authorized Person

BCV CO-INVEST SW, LP

By:

By:	/s/ J. BENJAMIN NYE
Name:	J. Benjamin Nye
Title:	Attorney-in-Fact

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

INSIGHT VENTURE PARTNERS V, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS V COINVESTMENT FUND, L.P.

By:	Insight Venture Associates V, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

INSIGHT VENTURE PARTNERS IV, L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

INSIGHT VENTURE PARTNERS IV (CO- INVESTORS), L.P.

By:	Insight Venture Associates IV, L.L.C.,
its General Partner

By:	/s/ JEFFREY HORING
Name:	Jeffrey Horing
Title:	Authorized Person

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

MARTIN FAMILY REVOCABLE LIVING TRUST

By:	/s/ Bob L. Martin
Name:	Bob L. Martin
Title:	Trustee

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

DONALD YONCE 2007 TRUST

By:	/s/ Sheila Yonce
Name:	Sheila Yonce
Title:	Trustee

SOLARWINDS MANAGEMENT, LLC

By:	/s/ Donald C. Yonce
Name:	Donald C. Yonce
Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]

STOCKHOLDERS:

YONCE MANAGEMENT, LLC

By:	/s/ DAVID A. YONCE
Name:	David A. Yonce
Title:	Managing Member

/s/ DAVID A. YONCE
DAVID A. YONCE

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT]